KIRKLAND’S BOARD AUTHORIZES NEW $10 MILLION STOCK REPURCHASE PROGRAM

NASHVILLE, Tenn. (September 24, 2018) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced that the Board of Directors has authorized a new stock repurchase plan providing for the purchase in the aggregate of $10 million of the Company’s outstanding common stock. As of September 21, 2018, the Company had repurchased 733,201 shares totaling $7.1 million leaving an additional $2.9 million remaining under the previous authorization.
Repurchases of shares will be made in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including stock acquisition price, regulatory limitations and other market and economic factors. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time.
The Company is currently assessing the ongoing recovery efforts as a result of Hurricane Florence. Our primary concern is the safety and well being of associates, customers and the communities that have been impacted, and Kirkland’s will continue to assist the recovery efforts. At the peak of the hurricane, Kirkland’s had 20 stores closed, and all are open today with little physical damage due to advance preparations. Kirkland’s will assess the financial impact over the coming weeks and will provide an update when it reports third quarter earnings results. Quarter to date, the solid sales trends to start the quarter have continued with a favorable reception to the fall assortment.
About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 431 stores in 37 states as well as an e-commerce enabled website, www.kirklands.com.  The Company’s stores present a broad selection of distinctive merchandise, including holiday décor, framed art, furniture, ornamental wall décor, fragrance and accessories, mirrors, lamps, decorative accessories, textiles, housewares, gifts, artificial floral products, frames, clocks and outdoor living items.  The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods as well as items carried throughout the year suitable for gift-giving.  More information can be found at www.kirklands.com.
Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 3, 2018 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.